Exhibit 10.1

GERBER SCIENTIFIC, INC.
 NON-EMPLOYEE DIRECTOR'S STOCK GRANT PLAN

AMENDED AND RESTATED SEPTEMBER 21, 2006

            By resolutions of the Board of Directors (the "Board") of Gerber Scientific, Inc. (the "Company"), the Gerber Scientific, Inc. Non-Employee Director's Stock Grant Plan (the "Plan") was approved effective October 1, 1999. The purpose of the Plan is to increase the ownership interest in the Company of non-employee Directors whose services are considered essential to the Company's growth and progress and to provide a further incentive to serve as a Director of the Company.

            The Plan was amended and restated, effective January 1, 2005, to reflect, among other things, the provisions of new Section 409A of the Internal Revenue Code (the "Code"). All amounts deferred under the Plan that are not earned and vested as of January 1, 2005, and the earnings on such amounts, are referred to as "Non-Grandfathered Amounts." All amounts deferred under the Plan that are earned and vested as of January 1, 2005, and the earnings on such amounts, are referred to as "Grandfathered Amounts." Grandfathered Amounts and Non-Grandfathered Amounts shall be separately accounted for under the Plan.

            From and after May 1, 2006, the Plan provides an annual grant of five thousand (5,000) shares of the Company's common stock ("Shares") to non-employee members of the Board of Directors of the Company. Shares will be credited quarterly. Receipt of the Shares will be deferred in accordance with the provisions of this Plan.

            Eligibility. Any member of the Board who is not an employee of the Company and has not been an employee during the preceding twelve (12) months shall participate in the Plan.

            Accounting. The Company will establish a deferred Shares account ("Deferred Shares Account") for each non-employee Director and will furnish each non-employee Director with quarterly statements of the Shares credited to his/her Deferred Shares Account.

            Shares and dividends credited to a Deferred Shares Account will be recorded by the Company as current operating expenses and an unfunded liability for such amounts will be accrued. The amounts credited to a Deferred Shares Account will not be deductible on the Company's income tax returns in the year accrued. The Company may deduct the amount credited to a Deferred Shares Account in the year in which it is distributed from the Deferred Shares Account and includable in the recipient's gross income.

            Credited Shares. From and after May 1, 2006, one thousand two hundred fifty (1,250) Shares will be credited quarterly on the last business day of March, June, September, and December to the non-employee Director's Deferred Shares Account. The number of Shares issuable for the quarter ended June 30, 2006 shall be calculated for April 2006 based on the Share grant formula in effect prior to May 1, 2006 and for May and June 2006 based on the Share grant formula set forth in the immediately preceding sentence. Non-employee Directors must pay the aggregate par value for the credited Shares, which payment shall be deemed made by services previously rendered by the Directors.

            Credited Dividends. A non-employee Director's Deferred Shares Account will be credited with dividends on the dividend payment date and converted to additional Deferred Shares based on the then Fair Market Value. The amount of the dividend credit shall be the number of Shares (rounded to the nearest one-hundredth of a Share) determined by multiplying the dividend amount per Share by the number of Shares credited to the Deferred Shares Account as of the record date and dividing the product by the Fair Market Value per Share on the dividend payment date.

            Shares Subject to the Plan. From and after September 21, 2006, beginning with the Shares issuable for the quarter ended September 30, 2006, all Shares issued as grants under the Plan shall be issued pursuant to the Gerber Scientific, Inc. 2006 Omnibus Incentive Plan (the "Omnibus Plan") from shares of the Company's common stock authorized for issuance pursuant to the Omnibus Plan. In no event shall the Company be required to issue fractional Shares under the Plan. Whenever under the terms of the Plan a fractional Share would otherwise be required to be issued, there shall be paid in lieu thereof one full Share.

            Adjustments. In the event of any change in the Shares through merger, consolidation, stock split, stock dividend, reverse stock split, recapitalization, combination, exchange of Shares, liquidation, split-up, split-off, or the like, an appropriate adjustment shall be made in the Shares held in the non-employee Director's Deferred Shares Account and in the total number of Shares available for issuance under the Plan.

            Shareholder Rights. Except as expressly provided herein, the Shares credited to the non-employee Director's Deferred Shares Account(s) shall confer no voting or other rights upon the non-employee Director as a shareholder of the Company or otherwise, with respect to such Shares, but shall confer only the right to receive such credited Shares as and when provided under the terms of this Plan.

            Restrictions on Transfer. Except to the extent Shares are issued pursuant to an effective registration statement under the Securities Act of 1933, as amended ("Registered Shares"), Shares acquired under the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under said Act. All certificates evidencing Shares issued pursuant to the Plan may bear an appropriate legend evidencing any such transfer restriction. The Company may require each person receiving Shares under the Plan that are not Registered Shares to represent in writing that such person is acquiring the Shares for his or her own account for investment purposes only and without a view to the distribution thereof.

            Amendment. The Board, from time to time and without the approval of the shareholders, may amend this Plan in such respects as the Board may deem advisable; provided, however, that no amendment shall become effective without prior approval of the shareholders which would (a) materially increase the number of securities which may be issued under this Plan; or (b) constitute a "material revision" of the Plan as that term is defined by Section 303A(8) of the New York Stock Exchange's Listed Company Manual. No amendment shall, without the participant's (or beneficiary's) consent, alter or impair any of the rights under any grant previously made to such participant under this Plan.

            Administration. The Nominating and Corporate Governance Committee of the Board (the "NCGC") shall have the authority to administer the operation of the Plan, but shall not have the authority to amend the Plan.

            Term. The Board, without further approval of the shareholders, may terminate this Plan at any time, but unless terminated earlier, this Plan shall terminate on September 14, 2009. No termination shall, without the participant's (or beneficiary's) consent, alter or impair any of the rights under any grant previously made to such participant under this Plan.

            Distribution Election. With respect to Grandfathered Amounts only, a non-employee Director shall select the period over which Shares in the Deferred Shares Account are distributed: (a) over a ten (10) year period; (b) over a period less than ten (10) years; or (c) in a single installment. Installment distributions will be made on an annual basis (one payment per year) and will be calculated by dividing the balance in the non-employee Director's Deferred Shares Account immediately before the distribution by the number of installments remaining to be paid. Non-Grandfathered Amounts shall be payable solely in the form of a single lump-sum payment.

            An election notice ("Election Notice") shall be delivered to the Chairperson of the NCGC by each non-employee Director for Grandfathered Amounts. The Election Notice will continue in effect until modified in writing by a subsequent Election Notice to the Company by the non-employee Director. Each new Election Notice shall apply to future deferrals and any existing balances in the non-employee Director's Deferred Shares Account(s) and must be on file for twelve (12) months before it is effective. If no Election Notice has been on file at least twelve (12) months at the time of distribution, the non-employee Director's Deferred Shares Account shall be distributed in a single installment.

            Distribution. The Shares in a non-employee Director's Deferred Shares Account shall be distributed beginning the first business day of the calendar year immediately following the date a non-employee Director ceases to be a Director of the Company, in accordance with the non-employee Director's Election Notice as on file with the Company. The Deferred Shares Account will be paid out in full Shares. Fractional Shares totaling less than a full Share will be rounded upwards to the next full Share.

            Distribution Upon Death. A non-employee Director shall name a beneficiary or beneficiaries to receive any undistributed Shares credited to the Director's Deferred Shares Account at the time of the non-employee Director's death. Each designation shall revoke all prior designations. Each designation shall be made on a beneficiary designation form ("Beneficiary Designation Form") filed by the non-employee Director with the Board.

            Upon the death of a Director (or upon the death of a former Director during any distribution period) prior to the expiration of the distribution period, the remaining Deferred Shares Account shall be distributed in full on the first business day of the next calendar year following the year of death to the non-employee Director's beneficiary, or if a beneficiary shall have predeceased the non-employee Director or if a beneficiary has not been designated, to the non-employee Director's estate in accordance with the applicable laws of will and descent.

            Distribution Upon Change in Control. In the event of a Change in Control, each non-employee Director's Deferred Shares Account shall be distributed in full to the non-employee Director immediately prior to, and contingent upon, the occurrence of the Change in Control. A "Change of Control" means any of the following transactions: (a) the dissolution or liquidation of the Company; (b) a merger, consolidation or reorganization of the Company in which the Company is not the surviving corporation; (c) a sale of all or substantially all of the assets of the Company to another corporation or other entity; or (d) any other transaction (including a merger or reorganization in which the Company is the surviving corporation) that results in any "person" or "group" (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended), beneficially owning (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) more than 50% of the combined voting power of all classes of voting securities of the Company; provided that any such transaction constitutes a "change in control event" within the meaning of Code Section 409A.

            Withholding. The Company retains the right to deduct and withhold from any Deferred Shares or credited dividends due hereunder all sums which it may be required to deduct or withhold pursuant to any applicable statute, law, regulation or order of any jurisdiction whatsoever.

            Termination of Directorship. A non-employee Director's directorship shall be deemed to have terminated at the close of business on the day on which the non-employee Director ceases to be a member of the Board for any reason including resignation, removal, failure to be re-elected, or death.

            Notwithstanding the non-employee Director's Election Notice, the NCGC, in its sole discretion, may at any time elect to distribute the portion of the non-employee Director's Deferred Shares Account that is Grandfathered in a single installment or over a period of up to ten (10) years, if it determines that such action is in the best interests of the Company.

            Rights Unsecured. The right of a non-employee Director or the beneficiary or beneficiaries of the non-employee Director to receive a distribution from a Deferred Shares Account shall be an unsecured claim against the general assets of the Company, and neither the non-employee Director nor the beneficiary shall have any rights in or against any Shares credited to the non-employee Director's Deferred Shares Account or any other specific assets of the Company. Nothing contained herein shall be deemed to create a trust of any kind. All amounts credited to a Deferred Shares Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate. The right of a non-employee Director or beneficiary to the payment of Shares in a Deferred Shares Account shall not be assigned, transferred, or pledged in whole or in part.

            Notices. Any notice or election required or permitted to be given shall be in writing and shall be deemed to be filed (a) on the date it is personally delivered to the Chairperson of the NCGC; (b) three (3) business days after it is sent by registered or certified mail, addressed to the Chairperson of the NCGC; or (c) on the date it is sent if by e-mail or by facsimile to the Chairperson of the NCGC.

            Governing Law. All rights under this Plan shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to the principles of conflicts or choice of law rules of any jurisdiction.

            Expenses. Costs of administration of the Plan shall be paid by the Company.

GERBER SCIENTIFIC, INC.

Non-Employee Director's Stock Grant Plan
 (the "Plan")

Change in Distribution Election Notice

            You may change the form of payment for the Shares of Company Common Stock that were credited to your Deferred Shares Account prior to January 1, 2005 (the "Grandfathered Amounts") by making the following election:

            Upon the termination of my directorship, Grandfathered Amounts are to be distributed as follows (check one):

              _____  Over a ten (10) year period.

              _____  Over a ________ ( ) year period (must be less than ten (10) years).

              _____ In a single installment.

            Any change to your existing distribution election for your Grandfathered Amounts will apply to the entire Grandfathered Amount and must be on file for twelve (12) months before it is effective.

            Note that all shares of Common Stock credited to your Deferred Shares Account after December 31, 2004 will be paid in a single installment following the termination of your directorship. In addition, notwithstanding your Election Notice, the Company, in its sole discretion, may at any time elect to distribute the portion of your Account that consists of Grandfathered Amounts in a single installment or over a period of up to ten (10) years, if it determines that such action is in the best interests of the Company.

____________________________________
Director's Signature

Dated:_____________________________

GERBER SCIENTIFIC, INC.

Non-Employee Director's Stock Grant Plan
 (the "Plan")

Beneficiary Designation Form

            The beneficiary or beneficiaries designated to receive the balance of any undistributed Shares credited to my Deferred Shares Account under the Plan in the event of my death are as follows:

Name and Address                                                 Percent Allocation

____________________________________            __________________

____________________________________            __________________

____________________________________            __________________

      This Beneficiary Designation Form is revocable by me and revokes any prior Beneficiary Designation Form that may have been in effect prior to the date hereof.

___________________________________
Director's Signature

Dated: _____________________________